EXHIBIT 10.9
                       AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (this "Amendment")is entered into on August 3, 1997, by and between APPLE ORTHODONTIX, INC., a Delaware corporation (the "Company"), and H. STEVEN WALTON (the "Employee")

                                   RECITALS:

     WHEREAS, the Company and the Employee are parties to that certain Employment Agreement dated March 20, 1997 (the "Agreement"); and

     WHEREAS, the Company and the Employee desire to effect certain amendments to the terms of the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Section 2.A. of the Agreement is hereby amended as follows:

        a. The Employee's title shall be "Vice President of Business Development, General Counsel and Secretary."

        b. The following sentence is hereby inserted in the Agreement between the first and second sentences of Section 2.A.;

           "In addition, as General Counsel of the Company the Employee shall serve as the Company's Chief Legal Officer responsible for managing the legal affairs of the Company, including without limitation the direction and supervision of outside legal counsel engaged by the Company."

     2. Section 2.C. of the Agreement is hereby amended and restated in its entirety as follows:

        "Pursuant to the terms and conditions of a Consulting Agreement dated March 1, 1997, between the Employee and the Company, the Employee provided certain consulting services to the Company. The Employee and the Company hereby agree to and ratify the above-referenced Consulting Agreement, and further agree and acknowledge that this agreement has been fully performed and is no longer in force or effect."

     3. The second sentence of Section 4.B of the Agreement is hereby amended and restated in its entirety as follows:
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        "The amount of each such commission shall be equal to the product of (x)
        $8,900, (y) the Incremental EPS attributable to such Acquisition and (z) a fraction, the numerator of which shall be the fully diluted number of shares outstanding on the date of the closing of such Acquisition and the denominator of which shall be 9,372,000; PROVIDED, HOWEVER, that in the event the Company shall at any time effect any reclassification of its common stock, any forward or reverse stock split, shall issue any dividend or other distribution in respect of its common stock payable other than in cash, or otherwise adjust or alter its equity capitalization, the formula for the fraction set forth in the foregoing subpart (z) shall be appropriately modified to reflect such reclassification, split, dividend, distribution, adjustment or alteration so as to ensure that the amount of the commission payable to the Employee in respect of any given Acquisition shall not be changed as a result of, or affected by, such reclassification, split, etc."

     4. The first sentence of Section 4.C(iv)(a) of the Agreement is hereby amended and restated in its entirety as follows:

        "85,000 Options with an exercise price equal to $7.00 per share."

     5. The second sentence of Section 4.C(iv)(b) of the Agreement is hereby amended and restated in its entirety as follows:

        "The exercise price for these options shall be equal to $7.00 per share."

        IN WITNESS WHEREOF, the parties have executed and delivered this Amendment to the Agreement as of the day and year first above indicated.

                                                  APPLE ORTHODONTIX, INC.

                                                  /s/ JOHN G. VONDRAK
                                                      John G. Vondrak,
                                                      Chief Executive Officer

                                                  EMPLOYEE

                                                  /s/ H. STEVEN WALTON
                                                      H. Steve Walton.